Exhibit 10.22

March 27, 2026

Our Bond, Inc.

85 Broad Street

New York, NY 10004

Doron Kempel

1100 Biscayne, Unit 6104

Miami, FL 33132

Dear Doron,

We are pleased to inform you that the Compensation Committee has reviewed and approved your new compensation:

1.	Effective February 1, 2026, your annual OTE will be increased. The breakout is as follows:

i.	Current Compensation structure:

a.	Base Salary: $31,200
b.	Bonus: $0
c.	Total OTE: $31,200

ii.	New compensation structure:

a.	Base Salary: 360,000
b.	Bonus: $120,000
c.	New Total OTE:$480,000

The new compensation framework emphasizes disciplined fixed compensation while conditioning a meaningful portion of total cash compensation to the achievement of strategic objectives and Company performance.

We trust this affirms our appreciation of your efforts and our confidence in your abilities. Your belief in our technology, culture and team is exemplary. We look forward to your continued success and our tremendous opportunities ahead.

Sincerely,

/s/ Adam Draizin
Chair, Compensation Committee

/s/ Doron Kempel
Doron Kempel

85 Broad Street, 17th Floor, New York, NY 10004